EXHIBIT 99.1


                                    ADELPHIA

For Immediate Release                                                  Contacts:
                                            (Media) Paul Jacobson (303) 268-6426
                               (Investor Relations) Mark Spiecker (303) 268-6545

           Adelphia Seeks Court Approval To Facilitate Sale of Assets
                        To Time Warner Cable and Comcast

        If Approved, Sale To Time Warner Cable and Sale of Some Assets To
                 Comcast Could Proceed Without A Creditor Vote

 Adelphia-Comcast Joint Ventures Sale To Close After Confirmation of Bankruptcy
                                      Plan

     NEW YORK, May 26, 2006 - Adelphia Communications Corporation (OTC:ADELQ) intends to seek authority from the United States Bankruptcy Court for the Southern District of New York to proceed with its asset sale to a subsidiary of Time Warner Cable and a portion of its asset sale to Comcast Corporation without first confirming a Chapter 11 Plan of Reorganization. If the motion is granted, it will increase the likelihood of the transaction being completed in a timely manner.

     Adelphia currently anticipates that a hearing to approve certain amended bid protections will be held on or about June 8, followed by a hearing to approve the sale, as well as a Plan of Reorganization related to Adelphia's joint ventures with Comcast, on or about June 27.

     Time Warner Cable and Comcast are working closely with Adelphia to find the swiftest path to accomplish the sale.

     Adelphia's motion was prompted by an ongoing dispute between certain creditor groups over how to distribute the sale proceeds, which has delayed resolution of Adelphia's bankruptcy, a prerequisite for closing the asset sale under the current terms of the deal. Court approval would authorize limited amendments to the sale


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agreements  that would allow the asset sale to Time Warner  Cable and certain of the assets to be sold to Comcast to take place without first confirming a Plan of Reorganization for such assets and without the corresponding creditors' vote.

     Adelphia's majority ownership interest in two joint ventures with Comcast Corporation, Century-TCI and Parnassos, would still be sold to Comcast concurrently with the consummation of a Plan of Reorganization for those joint ventures. Other assets being purchased by Comcast would, under the proposal, be purchased without prior confirmation of a Plan of Reorganization and without the associated creditors' vote.

     The closing of the Comcast and Time Warner Cable acquisitions are conditioned on one another and are expected to occur simultaneously.

     "Despite our best efforts, the creditors' disputes remain unresolved," said William Schleyer, chairman and CEO of Adelphia. "Removing the requirement for a confirmed Plan of Reorganization for Adelphia greatly increases the odds of Adelphia's sale closing in a timely manner. We believe these modifications accommodate the desires of creditors to lock in maximum value for the estate while enabling them to continue settlement discussions and litigation without the pressure of a looming deadline.

     "It has the added benefit of providing greater certainty to our employees, customers and the local communities we serve who are anxious to make the transition from a much-improved Adelphia to even stronger companies in Comcast and Time Warner Cable."

     If the modified approach is used, after making distributions to creditors of the joint ventures pursuant to a Plan, Adelphia would be comprised of the balance of cash (approximately $12.7 billion, less cash payments to joint venture creditors) and Time Warner Cable stock (approximately 16 percent of the common stock of Time Warner Cable) used to pay for Adelphia's assets. The entities other than the joint ventures


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would  remain in  bankruptcy.  The  remaining  creditors  could  continue  their negotiations and litigation over how to distribute the value of the bankruptcy estate.

     For Adelphia employees, customers and the communities it serves, the modifications would have no effect on the well-planned transition related to operations and job transfers. There will be no change in the ultimate ownership of the former Adelphia systems; at the conclusion of the transactions, the ownership of such systems will be the same as contemplated under the previous plan and the separate agreement between Time Warner Cable and Comcast.

     The modifications Adelphia expects to request include a requirement that Adelphia sell a portion of Time Warner Cable shares to be received by Adelphia in an underwritten public offering and a provision that an amount equal to the already approved breakup fee automatically would be paid or credited against the purchase price if the sale fails to close by August 31, 2006, under certain circumstances.

     There is no assurance that an asset sale or Plan of Reorganization can be consummated on a timely basis, if at all. An asset sale under Section 363 of the Bankruptcy Code may involve additional transaction-related costs, which may be substantial.

     A copy of the motion filed with the court is available in the investor relations section of the Adelphia corporate web site www.adelphia.com.


About Adelphia
     Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves customers in 31 states and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia's broadband networks.

Cautionary Statement Regarding Forward-Looking Statements
     This press release includes forward-looking statements. All statements regarding the Company's and its subsidiaries' and affiliates' expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the "SEC") and the United States Attorneys' Office for the Southern District of New York (the "U.S.
Attorney"),   restructuring  and


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financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company's assets to Time Warner NY Cable LLC ("Time Warner") and Comcast Corporation ("Comcast") is approved and consummated, whether the contemplated modifications to such sale transactions will be approved and timely consummated, the potential costs and impacts of the sale transactions contemplated by the proposed modifications, whether the Company's Modified Fourth Amended Joint Plan of Reorganization, filed with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on April 28, 2006, is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast in the event the contemplated modifications to such sale transactions are not approved and timely consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company's pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company's assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company's competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company's ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Items 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the Company's supplement to the Fourth Amended Disclosure Statement, filed with the Bankruptcy Court on April 28, 2006, which is available in the investor relations section of the Company's website at www.adelphia.com. Information contained on our Internet website is not incorporated by reference into this press release. Many of these factors are outside of the Company's control.